UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.   )

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FORTINET, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

Dear Fortinet Stockholder:

Notice is hereby given that the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) of Fortinet, Inc., a Delaware corporation, will be held on Thursday, June 14, 2012, at 10:00 a.m., Pacific time, at Fortinet’s principal executive offices located at 1090 Kifer Road, Sunnyvale, CA 94086, for the following purposes:

1.	To elect the three Class III directors listed in the accompanying proxy statement to serve for a term of three years or until their respective successors have been duly elected and qualified.
2.	To ratify the appointment of Deloitte & Touche LLP as Fortinet’s independent registered public accounting firm for the fiscal year ending December 31, 2012.
3.	To hold an advisory vote on executive compensation.
4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The preceding items of business are more fully described in the proxy statement accompanying this notice. Any action on the items of business described above may be considered at the 2012 Annual Meeting at the time and on the date specified above or at any time and date to which the 2012 Annual Meeting may be properly adjourned or postponed. Only stockholders of record at the close of business on April 20, 2012 are entitled to notice of and to vote at the 2012 Annual Meeting.

We have elected to provide access to our proxy materials over the Internet. Accordingly, stockholders of record at the close of business on April 20, 2012 will receive a Notice of Internet Availability of Proxy Materials and may vote at the 2012 Annual Meeting and any meetings pursuant to postponements or adjournments of the 2012 Annual Meeting. We expect to mail the Notice of Internet Availability of Proxy Materials on or about April 27, 2012.

Your vote is very important. Whether or not you plan to attend the 2012 Annual Meeting, we encourage you to read the proxy statement and vote as instructed in the Notice of Internet Availability of Proxy Materials or vote on the Internet or by telephone as soon as possible. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper copy of the proxy materials, which include a proxy card to submit your vote by mail. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2012 Annual Meeting and Procedural Matters” and the instructions on the Notice of Internet Availability of Proxy Materials.

Thank you for your ongoing support of Fortinet.

By Order of the Board of Directors,
Ken Xie President and Chief Executive Officer
Sunnyvale, California April 27, 2012

PROXY STATEMENT
FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

Page
QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING AND PROCEDURAL MATTERS	1
Why am I receiving these materials?	1
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	1
How can I get electronic access to the proxy materials?	1
Can I attend the 2012 Annual Meeting?	1
Who is entitled to vote at the 2012 Annual Meeting?	2
What is the difference between holding shares as a stockholder of record or as a beneficial owner?	2
How can I vote my shares in person at the 2012 Annual Meeting?	2
How can I vote my shares without attending the 2012 Annual Meeting?	3
How many shares must be present or represented to conduct business at the 2012 Annual Meeting?	3
What proposals will be voted on at the 2012 Annual Meeting?	3
What is the voting requirement to approve each of the proposals?	3
How are votes counted?	3
How does the Board of Directors recommend that I vote?	4
What happens if additional matters are presented at the 2012 Annual Meeting?	4
Can I change my vote?	4
What happens if I decide to attend the 2012 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?	4
What should I do if I receive more than one set of voting materials?	5
Is my vote confidential?	5
Who will serve as inspector of election?	5
Where can I find the voting results of the 2012 Annual Meeting?	5
Who will bear the cost of soliciting votes for the 2012 Annual Meeting?	5
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	5
How may I obtain a separate set of proxy materials or the 2011 Annual Report?	6
PROPOSAL ONE — ELECTION OF DIRECTORS	7
General	7
Nominees	7
Information Regarding the Board of Directors and Director Nominees	7
PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11
General	11
Principal Accounting Fees and Services	11

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FORTINET, INC.
1090 Kifer Road
Sunnyvale, CA 94086

PROXY STATEMENT
FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING AND
PROCEDURAL MATTERS

Q:	Why am I receiving these materials?
A:	The Board of Directors of Fortinet, Inc. is providing these proxy materials to you in connection with the solicitation of proxies for use at Fortinet’s 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) to be held on Thursday, June 14, 2012 at 10:00 a.m., Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this proxy statement. We expect to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 27, 2012. Copies of our proxy materials and 2011 Annual Report are also available at http://bnymellon.mobular.net/bnymellon/ftnt.

The 2012 Annual Meeting will be held at Fortinet’s principal executive offices, located at 1090 Kifer Road, Sunnyvale, CA 94086. The telephone number at that location is (408) 235-7700.

As a stockholder, you are invited to attend the 2012 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:	Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Q:	How can I get electronic access to the proxy materials?
A:	The Notice will provide you with instructions regarding how to:
•	View our proxy materials for the 2012 Annual Meeting on the Internet; and
•	Have future proxy materials sent to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.

Q:	Can I attend the 2012 Annual Meeting?
A:	You are invited to attend the 2012 Annual Meeting if you were a stockholder of record or a beneficial owner as of April 20, 2012 (the “Record Date”). You should bring proof of ownership and photo identification for entrance to the 2012 Annual Meeting. The meeting will begin promptly at 10:00 a.m., Pacific time and you should leave ample time for the check-in procedures. Stockholders may request directions to our principal executive offices in order to attend the 2012 Annual Meeting by calling (408) 235-7700.

Q:	Who is entitled to vote at the 2012 Annual Meeting?
A:	You may vote your shares of Fortinet common stock if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were 157,223,790 shares of Fortinet common stock outstanding and entitled to vote at the 2012 Annual Meeting. You may cast one vote for each share of common stock held by you as of the Record Date on all matters presented.
Q:	What is the difference between holding shares as a stockholder of record or as a beneficial owner?
A:	If your shares are registered directly in your name with Fortinet’s transfer agent, Computershare Investor Services, LLC, you are considered, with respect to those shares, the “stockholder of record,” and the Notice has been sent directly to you by Fortinet. As the stockholder of record, you have the right to grant your voting proxy directly to Fortinet or to a third party, or to vote in person at the 2012 Annual Meeting.

If your shares are held by a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you together with voting instructions on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the 2012 Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2012 Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2012 Annual Meeting.

If you hold your shares through a broker and do not provide your broker with specific voting instructions, under the rules that govern brokers in such circumstances, your broker will have the discretion to vote such shares on routine matters but not on non-routine matters. Even though we are a NASDAQ-listed company, the New York Stock Exchange (“NYSE”) rules govern how a broker licensed by the NYSE can vote shares it holds on behalf of stockholders of NASDAQ-listed companies. As a result:

•	Your broker will not have the authority to exercise discretion to vote your shares with respect to the election of directors and the advisory resolution on executive compensation because NYSE rules treat those matters as non-routine.
•	Your broker will have the authority to exercise discretion to vote your shares with respect to the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012, because that matter is treated as routine under NYSE rules.

Because the proposals to be acted upon at the 2012 Annual Meeting include both routine and non-routine matters, if you do not give voting instructions to your broker, trustee or nominee, your broker, trustee or nominee may either (1) vote your shares on routine matters or (2) leave your shares unvoted.

Q:	How can I vote my shares in person at the 2012 Annual Meeting?
A:	Shares held in your name as the stockholder of record may be voted in person at the 2012 Annual Meeting. Shares held beneficially in street name may be voted in person at the 2012 Annual Meeting only if you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2012 Annual Meeting, we recommend that you also submit your vote as described in the Notice and as described below, so that your vote will be counted even if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the 2012 Annual Meeting?
A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2012 Annual Meeting. There are three ways to vote by proxy:

By mail — If you are a stockholder of record, you may vote by submitting a proxy card — please refer to the voting instructions in the Notice or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee — please refer to the voting instructions provided to you by your broker, trustee or nominee.

By Internet — Stockholders of record of Fortinet common stock with Internet access may submit proxies by following the “Vote by Internet” instructions described in the Notice until 11:59 p.m., Eastern time, on June 13, 2012 or by following the instructions at www.proxyvoting.com/ftnt. Most Fortinet stockholders who hold shares beneficially in street name may vote by accessing the web site specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for Internet voting availability.

By telephone — Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice or the voting instruction card provided by your broker, trustee or nominee explaining this procedure.

Q:	How many shares must be present or represented to conduct business at the 2012 Annual Meeting?
A:	The presence of the holders of a majority of the shares entitled to vote at the 2012 Annual Meeting is necessary to constitute a quorum at the 2012 Annual Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the 2012 Annual Meeting or (2) represented by proxy.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and therefore, are included for the purposes of determining whether a quorum is present at the 2012 Annual Meeting.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Q:	What proposals will be voted on at the 2012 Annual Meeting?
A:	The proposals scheduled to be voted on at the 2012 Annual Meeting are:
•	The election of the three Class III directors set forth in Proposal One to serve for a term of three years or until their respective successors are duly elected and qualified;
•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and
•	Advisory vote on executive compensation.
Q:	What is the voting requirement to approve each of the proposals?
A:	A plurality of the shares of our common stock that is present or represented by proxy and entitled to vote is required for the election of directors (Proposal One).

The affirmative vote of a majority of the shares of our common stock that are present or represented by proxy and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Two) and approve the advisory resolution on executive compensation (Proposal Three).

Q:	How are votes counted?
A:	You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director (Proposal One). The three nominees for director receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote will be elected as directors. Therefore, abstentions or broker non-votes will not affect the outcome of the election.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposals to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Two) and approve an advisory resolution on executive compensation (Proposal Three). Abstentions are deemed to be shares present or represented by proxy and entitled to vote and have the same effect as a vote against these proposals. However, broker non-votes are not deemed to be shares entitled to vote and, therefore, are not included in the tabulation of the voting results on these proposals.

All shares entitled to vote and represented by properly submitted proxies received prior to the 2012 Annual Meeting (and not revoked) will be voted at the 2012 Annual Meeting in accordance with the instructions indicated by such proxy. If no instructions are indicated on such proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Q:	How does the Board of Directors recommend that I vote?
A:	The Board of Directors recommends that you vote your shares:
•	“FOR” the three nominees for election as Class III directors (Proposal One);
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal Two); and
•	“FOR” the advisory resolution on executive compensation (Proposal Three).
Q:	What happens if additional matters are presented at the 2012 Annual Meeting?
A.	If any other matters are properly presented for consideration at the 2012 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2012 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Ken Xie and Kenneth Goldman, or either of them, will have discretion to vote on those matters in accordance with their best judgment. Fortinet does not currently anticipate that any other matters will be raised at the 2012 Annual Meeting.
Q:	Can I change my vote?
A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2012 Annual Meeting.

If you are the stockholder of record, you may change your vote (1) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) by providing a written notice of revocation to Fortinet’s Corporate Secretary at Fortinet, Inc., 1090 Kifer Road, Sunnyvale, CA 94086 prior to your shares being voted, or (3) by attending the 2012 Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or nominee or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote your shares, by attending the 2012 Annual Meeting and voting in person.

Q:	What happens if I decide to attend the 2012 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?
A:	Subject to any rules your broker, trustee or nominee may have, you may attend the 2012 Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you will be superseded by the vote you cast at the 2012 Annual Meeting. Please be aware that attendance at the 2012 Annual Meeting will not, by itself, revoke a proxy.

If a broker, trustee or nominee beneficially holds your shares in street name and you wish to attend the 2012 Annual Meeting and vote in person, you must obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. If you are a beneficial owner and you wish to attend the 2012 Annual Meeting but do not intend to vote in person or revoke your prior voting instructions, you do not need to obtain a legal proxy but you will need to bring proof of ownership and photo identification.

Q:	What should I do if I receive more than one set of voting materials?
A:	If you received more than one Notice, voting instruction card or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the instructions on each Notice or voting instruction card that you receive to ensure that all of your shares are voted.
Q:	Is my vote confidential?
A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Fortinet or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to Fortinet management.
Q:	Who will serve as inspector of election?
A:	The inspector of election will be a representative of Computershare Investor Services, LLC.
Q:	Where can I find the voting results of the 2012 Annual Meeting?
A:	We will announce preliminary voting results at the 2012 Annual Meeting and publish them on our web site at http://investor.fortinet.com/annual-proxy.cfm. We will also disclose voting results on a Form 8-K filed with the SEC within four business days after the 2012 Annual Meeting, which will also be available on our website.
Q:	Who will bear the cost of soliciting votes for the 2012 Annual Meeting?
A:	Fortinet will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
A:	You may submit proposals, including nominations of director candidates, for consideration at future stockholder meetings.

For inclusion in Fortinet’s proxy materials — Stockholders may present proper proposals for inclusion in Fortinet’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Fortinet’s Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2013 annual meeting of stockholders, stockholder proposals must be received by Fortinet’s Corporate Secretary no later than December 28, 2012, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be brought before the annual meeting — In addition, Fortinet’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders.

In general, nominations for the election of directors may be made (1) by or at the direction of the Board of Directors, or (2) by a stockholder who has delivered written notice to Fortinet’s Secretary within the Notice Period (as defined below) and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the nominees and about the stockholder proposing such nominations.

Fortinet’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) properly brought before the meeting pursuant to Fortinet’s proxy materials with respect to such meeting, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder who has delivered written notice to Fortinet’s Corporate Secretary at its principal executive offices within the Notice Period (as defined below) and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the matters to be brought before such meeting and about the stockholder proposing such matters.

The “Notice Period” is defined as that period not less than 45 days nor more than 75 days prior to the one year anniversary of the date on which Fortinet mailed its proxy materials or the Notice (whichever is earlier) to stockholders in connection with the preceding year’s annual meeting of stockholders. As a result, the Notice Period for the 2013 annual meeting of stockholders will start on February 11, 2013 and end on March 13, 2013.

If a stockholder who has notified Fortinet of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Fortinet need not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Fortinet’s Corporate Secretary at our principal executive offices or by accessing Fortinet’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not included in Fortinet’s proxy materials, should be sent to Fortinet’s Corporate Secretary at our principal executive offices.

Q:	How may I obtain a separate set of proxy materials or the 2011 Annual Report?
A:	If you share an address with another stockholder, each stockholder may not receive a separate copy of our proxy materials and 2011 Annual Report. Stockholders who do not receive a separate copy of our proxy materials and 2011 Annual Report and want to receive a separate copy may request to receive a separate copy of, or stockholders may request additional copies of, our proxy materials and 2011 Annual Report by calling (408) 235-7700 or by writing to Fortinet, Inc., 1090 Kifer Road, Sunnyvale, CA 94086, Attention: Investor Relations. Stockholders who share an address and receive multiple copies of our proxy materials and 2011 Annual Report can also request to receive a single copy by following the instructions above.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board of Directors currently consists of seven members who are divided into three classes with staggered three-year terms. Each director holds office until that director’s successor is duly elected and qualified. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and seven directors are currently authorized. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors.

Nominees

Three candidates have been nominated for election as Class III directors at the 2012 Annual Meeting for a three-year term expiring in 2015. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Ken Xie, Hong Liang Lu and Chenming Hu for election as Class III directors. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led our Board of Directors and the Nominating and Corporate Governance Committee to the conclusion that he should serve as a director has been added following each of the director and nominee biographies.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the 2012 Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Nominating and Corporate Governance Committee and designated by the present Board of Directors to fill the vacancy.

If you sign your proxy card or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted for the three persons recommended by our Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card or when you vote by telephone or over the Internet. If you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF KEN XIE, HONG LIANG LU AND CHENMING HU.

Information Regarding the Board of Directors and Director Nominees

The names of the members of our Board of Directors and our proposed director nominees, their respective ages, their positions with Fortinet (as applicable) and other biographical information as of March 31, 2012, are set forth below. Greg Myers has served as a director since March 2008. In April 2012, Mr. Myers announced that he would not stand for re-election and has tendered his resignation to be effective June 14, 2012, immediately prior to the 2012 Annual Meeting of Stockholders.

Messrs. Ken Xie and Michael Xie are brothers. There are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Ken Xie	49	President, Chief Executive Officer, Director and Director Nominee
Michael Xie	43	Vice President of Engineering, Chief Technical Officer and Director
Hong Liang Lu(2)(3)*	57	Director and Director Nominee
Chenming Hu(2)(3)	65	Director Nominee
Christopher B. Paisley(1)(3)**	59	Director
John Walecka(1)(2)	52	Non-Executive Chairman of the Board and Director Nominee
Pehong Chen(1)***	54	Director

(1)	Member of Compensation Committee

(2)	Member of Nominating and Corporate Governance Committee
(3)	Member of Audit Committee
*	Chairman of Nominating and Corporate Governance Committee
**	Chairman of Audit Committee
***	Chairman of Compensation Committee

Ken Xie has served as our President and Chief Executive Officer since he co-founded the company in October 2000. Prior to co-founding Fortinet, Mr. Ken Xie was the Founder, President and Chief Executive Officer of NetScreen Technologies, Inc. (“NetScreen”), a provider of network security products, which was acquired by Juniper Networks, Inc., an IP network solutions company, in April 2004. Additionally, Mr. Ken Xie was Managing Partner of Jedi Venture, Founder, President, and Chief Executive Officer of Stanford Infosystems International, Inc. and Security Architect for Healtheon Corporation, a health information services company, and Philips Semiconductors, a computer equipment manufacturer. Mr. Ken Xie received a B.S. and an M.S. in electrical engineering from Tsinghua University in China and an M.S. in electrical engineering from Stanford University.

Mr. Ken Xie has more than 20 years of technical and management experience in the networking and security industries, which includes his roles as a founder of Fortinet, Netscreen, Stanford Infosystems International, Inc. and as President and Chief Executive Officer of each of the foregoing companies.

Michael Xie has served as our Vice President of Engineering and Chief Technical Officer since co-founding the company in October 2000. Previously, he held positions as Vice President of Engineering for ServGate Technologies, Inc., a network security provider acquired by Amarium Technologies, Inc. in April 2006, Software Director and Architect for NetScreen, and Senior Software Engineer for Milkyway Networks Corporation, a network security solutions provider. Mr. Michael Xie has an M.S. degree in electrical engineering from the University of Manitoba in Canada as well as a B.S. and an M.S. in automobile engineering from Tsinghua University in China.

Mr. Michael Xie has more than 15 years of technical and operational experience in the network security industry, which includes positions as the Chief Technical Officer of Fortinet, Vice President of Engineering for ServGate Technologies, Inc. and Software Director and Architect for NetScreen.

Hong Liang Lu has served as a member of our Board of Directors since March 2008. Mr. Lu is a co-founder of UTStarcom, Inc., a provider of IP-based communications products and services, has been a director of UTStarcom since 1991 and served as chairman of the board from 2003 to 2006 and from July 2008 to August 2009. From June 1991 to July 2008, Mr. Lu also served as the Chief Executive Officer of UTStarcom. On May 1, 2008, the Securities and Exchange Commission entered into a settlement with UTStarcom and its CEO (Mr. Lu) and CFO providing that Mr. Lu failed to take adequate steps to ensure that UTStarcom filed accurate financial statements, made and kept accurate books and records and implemented and maintained adequate internal controls. Also, as a result of the foregoing, Mr. Lu’s certifications filed with certain quarterly and annual reports of UTStarcom were incorrect as UTStarcom restated its financial statements several times due to inadequate internal controls and improper accounting for and disclosure of certain transactions. As part of the settlement, Mr. Lu paid a civil penalty of $100,000 and consented to an injunction against future violations of these securities laws. The settlement did not involve allegations of fraud or limit Mr. Lu’s ability to serve as an officer or director of any public company. From 1986 through 1990, Mr. Lu served as President and Chief Executive Officer of Kyocera Unison, a majority-owned subsidiary of Kyocera International, Inc. Mr. Lu served as President and Chief Executive Officer of Unison World, Inc., a software development company, from 1983 until its merger with Kyocera in 1986. From 1979 to 1983, Mr. Lu served as Vice President and Chief Operating Officer of Unison World, Inc. Mr. Lu holds a B.S. in civil engineering from the University of California at Berkeley.

Mr. Lu has leadership, operational and executive experience by serving as a director and Chief Executive Officer of UTStarcom.

Chenming Hu has served as the TSMC Distinguished Professor in the Graduate School, University of California since 2004 and has served a Professor of Electrical Engineering and Computer Sciences, University of California, Berkeley, since 1976. From 2001 to 2004, he was the Chief Technology Officer of Taiwan Semiconductor Manufacturing Company (TSMC), a dedicated semiconductor foundry. From 1996 to 2002, he served as the founder and Chairman of Celestry Design Technologies, an integrated circuit design software company that was acquired by Cadence Design Systems in 2003. Dr. Hu also serves as a member of the board of directors of SanDisk Corp., a provider of flash memory storage solutions, and of Inphi Corporation, a fabless provider of high-speed analog semiconductor solutions for the communications and computing markets. Dr. Hu also served on the board of directors of MoSys, Inc., a fabless semiconductor company, from December 2009 until June 2010 and FormFactor, Inc., a producer of semiconductor wafer probe card products and solutions, from December 2009 until December 2010. Dr. Hu holds a B.S. from National Taiwan University, Taiwan and an M.S. and a Ph.D. from the University of California, Berkeley, all in electrical engineering.

Dr. Hu has significant expertise in the field of electrical engineering, having served as a professor of electrical engineering and computer sciences at the University of California, Berkeley and currently as the TSMC Distinguished Chair Professor of Microelectronics in electrical engineering and computer sciences at the University of California, Berkeley. Dr. Hu’s experience as an educator enables him to communicate and inform the Board of Directors about technology and industry developments and trends. Dr. Hu has business leadership and operational experience as the Chief Technology Officer of TSMC and as the founder and chairman of Celestry Design Technologies. Dr. Hu also has outside board experience as a director of SanDisk Corp. and Inphi Corporation.

Christopher B. Paisley has served as a member of our Board of Directors since February 2004. Since January 2001, Mr. Paisley has served as the Dean’s Executive Professor of Accounting and Finance at the Leavey School of Business at Santa Clara University. Mr. Paisley also serves as chairman of the board of directors of Volterra Semiconductor, Inc., a provider of power management semiconductors, lead independent director of Equinix, Inc., a provider of network colocation, interconnection and managed services, and a member of the board of directors of Bridge Capital Holdings, a bank holding company. He also served as a director of Electronics for Imaging, Inc., a supplier of color digital print controllers, super-wide and wide format printers and inks, and print management solutions, from July 2004 until April 2008 and of 3Par Inc., a provider of utility storage solutions, from July 2006 until 3Par’s acquisition by Hewlett Packard in September 2010. Mr. Paisley holds a B.A. in business economics from the University of California at Santa Barbara and an M.B.A. from the Anderson School at the University of California at Los Angeles.

Mr. Paisley has developed expertise in finance, including accounting and financial reporting, as a Chief Financial Officer and in other finance roles and currently as a professor in the field of accounting and finance. Mr. Paisley also has 15 years of outside board experience at the aforementioned companies and numerous other public and private companies.

John Walecka has served as a member of our Board of Directors since August 2003. Mr. Walecka is a founding partner of Redpoint Ventures, a venture capital fund, which was established in 1999. Prior to founding Redpoint Ventures, Mr. Walecka was a general partner with Brentwood Venture Capital, a firm he joined in 1984. Mr. Walecka currently serves as a member of the board of directors of Intermolecular, Inc., a semiconductor and clean-energy technology platform company, and served as a member of the board of directors of Entropic Communications, Inc., a fabless semiconductor company, from September 2001 until his resignation in May 2010. Mr. Walecka served as director of the Western Association of Venture Capitalists (WAVC) and is currently a director of the Stanford Business School Venture Capital Trust. Mr. Walecka received a B.S. and an M.S. in engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

As the founding partner of Redpoint Ventures and general partner at Brentwood Venture Capital, Mr. Walecka has developed business leadership experience with a particular focus on technology companies. Mr. Walecka also has outside board experience as a current director of Intermolecular and a former director of Entropic Communications and numerous private companies.

Pehong Chen has served as a member of our Board of Directors since June 2010. He has served as the Chairman of the Board, Chief Executive Officer and President of BroadVision, Inc., an e-business solution provider, since its incorporation in May 1993. From 1992 to 1993, Dr. Chen served as the Vice President of Multimedia Technology at Sybase Inc., a supplier of client-server software products. Dr. Chen founded and, from 1989 to 1992, served as President of Gain Technology Corporation, a provider of multimedia applications development systems, which was acquired by Sybase. Dr. Chen also serves as a director of SINA Corporation, an online media company, and UFIDA Software Co., Ltd., an enterprise software company. He received a B.S. in Computer Science from National Taiwan University, an M.S. in Computer Science from Indiana University and a Ph.D. in Computer Science from the University of California at Berkeley.

Dr. Chen has business leadership and operational experience as a result of his service as Chairman of the Board, Chief Executive Officer and President of BroadVision and President of Gain Technology. Dr. Chen also has outside board experience as a director of SINA Corporation and UFIDA Software.

See “Corporate Governance” and “Executive Compensation — Compensation of Directors” below for additional information regarding the Board of Directors.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected Deloitte & Touche LLP as Fortinet’s independent registered public accounting firm to audit the financial statements of Fortinet for the fiscal year ending December 31, 2012, which will include an audit of the effectiveness of Fortinet’s internal control over financial reporting. A representative of Deloitte & Touche LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

If the appointment is not ratified, the Audit Committee will consider whether it should select other independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm as Fortinet’s independent auditors at any time during the year if the Audit Committee determines that such a change would be in Fortinet’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS FORTINET’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Fortinet by Deloitte & Touche LLP for the years ended December 31, 2011 and December 31, 2010.

	2011	2010
Audit Fees(1)	$1,091,850	$1,055,000
Audit-Related Fees(2)	67,800	34,875
Tax Fees(3)	264,475	240,957
Total	$1,424,125	$1,330,832

(1)	Total Audit Fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits.
(2)	Audit-Related Fees consist of fees for services related to revenue recognition rules and policies and their application.
(3)	Tax Fees consist of fees for services related to Federal and state income tax compliance, transfer pricing analysis and reports, and tax planning related to stock compensation.

Approval of Audit and Non-Audit Services

Pursuant to its charter, the Audit Committee is required to (i) review and approve the scope and plans for all audits and audit fees and (ii) approve in advance all non-audit services to be performed by our independent auditor that are not otherwise prohibited by law and any associated fees.

All Deloitte & Touche LLP services and fees in fiscal 2011 and fiscal 2010 were approved by the Audit Committee.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Schedule 14A of the Securities Exchange Act and the corresponding SEC rules, Fortinet is seeking stockholder approval, on an advisory or non-binding basis, of the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this Proxy Statement beginning on page 19 below. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer but rather the overall compensation of all of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.

The say-on-pay vote is advisory, and therefore not binding on Fortinet, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Following the 2012 Annual Meeting, the next such non-binding advisory vote to approve our named executive officers’ compensation as a whole is scheduled to occur at the 2013 Annual Meeting of Stockholders.

Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we may consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We believe that the information we have provided in the “Executive Compensation” section of this Proxy Statement, and in particular the information discussed in “Executive Compensation — Compensation Discussion and Analysis” beginning on page 19 below, demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2012 Annual Meeting:

“RESOLVED, that Fortinet’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Fortinet’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, and the other related disclosure.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

CORPORATE GOVERNANCE

Code of Business Ethics and Conduct

Our Board of Directors sets high standards for Fortinet’s employees, officers and directors. Fortinet is committed to establishing an operating framework that exercises appropriate oversight of responsibilities at all levels throughout Fortinet and managing its affairs consistent with high principles of business ethics. Accordingly, Fortinet has adopted a Code of Business Ethics and Conduct, which is applicable to our and our subsidiaries’ directors, officers and employees. The Code of Business Ethics and Conduct is available on Fortinet’s website at http://www.fortinet.com — “About Us” — “Investor Relations” — “Corporate Governance.” Fortinet will disclose on its website any amendment to the Code of Business Ethics and Conduct, as well as any waivers of the Code of Business Ethics and Conduct, that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market LLC (“NASDAQ”).

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to establish the corporate governance policies which provide a structure within which our Board of Directors and management can effectively pursue Fortinet’s objectives for the benefit of our stockholders. Fortinet’s Corporate Governance Guidelines are available on Fortinet’s website at http://www.fortinet.com — “About Us” — “Investor Relations” —  “Corporate Governance.”

Majority Voting Standard for Director Elections and Director Resignation Policy

On January 19, 2012, our Board of Directors amended our Bylaws, effective following the 2012 Annual Meeting, to provide for a majority voting standard for uncontested elections of directors and require that stockholder director nominations include a written statement as to whether the nominee intends to tender his or her irrevocable resignation upon his or her election or re-election. The majority voting standard provides that in uncontested director elections, a director nominee will be elected only if the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee. In addition, our Board of Directors adopted our Corporate Governance Guidelines, which among other provisions, addresses the “holdover” director situation under the Delaware General Corporation Law (pursuant to which a director remains on the board of directors until his or her successor is elected and qualified), by requiring each incumbent nominee to submit an irrevocable contingent resignation letter. Such resignation becomes effective only upon (x) such nominee’s failure to receive the requisite number of votes for re-election at any future meeting at which such person would face re-election and (y) our Board of Directors’ acceptance of such resignation. If the nominee does not receive more votes cast FOR than AGAINST their election, our Nominating and Corporate Governance Committee will make a recommendation to our Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Director Independence

Our Board of Directors has determined that, with the exception of Messrs. Ken Xie and Michael Xie, who are employees, all of its current members and nominees for director are “independent directors” as that term is defined in the listing standards of NASDAQ. In the course of the Board’s determination regarding the independence of each non-employee director, our Board of Directors considered the annual amount of Fortinet’s sales to, or purchases from, any company where a non-employee director serves as an executive officer. Our Board of Directors determined that any such sales or purchases were made in the ordinary course of business and the amount of such sales or purchases in each of the past three fiscal years was less than 5% of Fortinet’s or the applicable company’s consolidated gross revenues for the applicable year.

Board Meetings and Committees

During fiscal 2011, the Board of Directors held four meetings. Each of the directors attended or participated in 75% or more of the meetings of the Board of Directors and 75% or more of the meetings held by all committees of the Board of Directors on which he served during the past fiscal year. The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

    Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Messrs. Myers, Paisley and Lu, each of whom is “independent” as such term is defined for audit committee members by the listing standards of NASDAQ. Mr. Myers served as the chairman of the Audit Committee until October 2011, at which time Mr. Paisley was appointed as chairman. The Board of Directors has determined that each of Messrs. Myers and Paisley is an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee is responsible for, among other things:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•	evaluating the qualifications, performance and independence of our independent auditors;
•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures;
•	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and
•	preparing the Audit Committee Report that the SEC requires in our annual proxy statement.

The Audit Committee held eight meetings during the last fiscal year. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at http://www.fortinet.com — “About Us” — “Investor Relations” — “Corporate Governance.”

The Audit Committee Report is included in this proxy statement on page 39.

    Compensation Committee

Our Compensation Committee is currently comprised of Dr. Chen and Messrs. Paisley and Walecka, each of whom qualifies as an independent director under the listing standards of NASDAQ. Dr. Chen is the chairman of our Compensation Committee.

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving for our executive officers: the annual base salary, the annual incentive bonus, equity compensation, and other benefits, compensation or arrangements;
•	reviewing and recommending compensation goals and bonus and stock compensation criteria for our executive officers;
•	preparing the Compensation Committee Report that the SEC requires to be included in our annual proxy statement; and
•	administering our equity compensation plans.

See “Executive Compensation — Compensation Discussion and Analysis” and “Executive Compensation  —  Compensation of Directors” below for a description of Fortinet’s processes and procedures for the consideration and determination of executive officer and director compensation.

The Compensation Committee held six meetings during the last fiscal year. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at http://www.fortinet.com — “About Us” — “Investor Relations” — “Corporate Governance.”

The Compensation Committee Report is included in this proxy statement on page 25.

    Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance committee is comprised of Messrs. Lu, Myers and Walecka, each of whom qualifies as an independent director under the listing standards of NASDAQ. Mr. Lu is the chairman of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	assisting our Board of Directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board of Directors;
•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors;
•	overseeing the evaluation of our Board of Directors; and
•	recommending members for each committee of our Board of Directors.

The Nominating and Corporate Governance Committee will consider recommendations of candidates for the Board of Directors submitted by stockholders of Fortinet; see “Process for Recommending Candidates for Election to the Board of Directors” below.

The Nominating and Corporate Governance Committee held three meetings during fiscal 2011. The Nominating and Corporate Governance Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at http://www.fortinet.com — “About Us” — “Investor Relations” — “Corporate Governance.”

Compensation Committee Interlocks and Insider Participation

Dr. Chen and Messrs. Paisley and Walecka served as members of the Compensation Committee during fiscal year 2011. None of the members of our Compensation Committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Board Leadership Structure

The Non-Executive Chairman of the Board is John Walecka. The Chairman and Chief Executive Officer roles are split, and Mr. Ken Xie serves as Chief Executive Officer. In addition to the duties of all Board members, Mr. Walecka’s principal responsibilities as the Non-Executive Chairman of the Board are to preside over all meetings of the Board of Directors, review and comment on the agenda for Board meetings in consultation with the Chief Executive Officer and other members of the Board, act as principal liaison between the independent directors and the Chief Executive Officer on sensitive issues and raise issues with management on behalf of the independent directors when appropriate. Our Board of Directors believes that there may be advantages to having an independent chairman for matters such as communications and relations between the Board, the CEO, and other senior management, and in assisting the Board in reaching consensus on particular strategies and policies. Messrs. Ken Xie and Michael Xie, as the only two management directors, do not participate in sessions of non-management directors, and non-management directors meet regularly in executive session without management.

Board’s Role in Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in reviewing Fortinet’s business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for Fortinet.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is oversight of certain compliance matters. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking consistent with Fortinet’s business strategy and to encourage a focus on building long-term value at Fortinet.

At periodic meetings of the Board and its committees and in other meetings and discussions, management reports to and seeks guidance from the Board and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax and audit related risks. In addition, management provides the Audit Committee periodic reports on Fortinet’s compliance programs and efforts, investment policy and practices.

Process for Recommending Candidates for Election to the Board of Directors

The Nominating and Corporate Governance Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Fortinet, Inc., 1090 Kifer Road, Sunnyvale, CA 94086, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Fortinet within the last three years and evidence of the nominating person’s ownership of Fortinet’s common stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, diversity of professional experience, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization, independence, expertise, corporate experience, length of service, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve. There are no differences in the manner by which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Board of Directors.

The Nominating and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board of Directors for selection as director nominees are as follows:

•	The Nominating and Corporate Governance Committee evaluates the current composition and organization of the Board of Directors.
•	The Nominating and Corporate Governance Committee recommends for approval by our Board of Directors on an annual basis desired qualifications and characteristics for Board membership.
•	The Nominating and Corporate Governance Committee evaluates the performance of individual members of our Board of Directors eligible for re-election and selects, or recommends for the selection of the Board, the director nominees by class for election to the Board by our stockholders at the annual meeting of stockholders.
•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current composition and organization of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as character, judgment, diversity of professional experience, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Nominating and Corporate Governance Committee may consider appropriate. Although the Nominating and Corporate Governance Committee does not have a written diversity policy, it considers diversity of professional experience as a factor in evaluating candidates for the Board of Directors.

•	While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the networking security industry and Fortinet’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.
•	With regard to candidates who are properly recommended by stockholders or by other means, the Nominating and Corporate Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Corporate Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Corporate Governance Committee deems necessary or proper.
•	In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.
•	The Nominating and Corporate Governance Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.
•	After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the full Board of Directors the director nominees.

Attendance at Annual Meetings of Stockholders by the Board of Directors

Although Fortinet does not have a formal policy regarding attendance by members of the Board of Directors at Fortinet’s annual meeting of stockholders, Fortinet welcomes, but does not require, directors to attend. One director attended Fortinet’s 2011 annual meeting of stockholders.

Contacting the Board of Directors

Stockholders who wish to communicate with the members of our Board of Directors may do so by sending Fortinet’s Corporate Secretary a letter c/o Fortinet at 1090 Kifer Road, Sunnyvale, CA 94086, or by fax to (408) 235-7737. The Corporate Secretary reviews all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, routes such communications to the appropriate member(s) of our Board of Directors, or if none is specified, to the Non-Executive Chairman of the Board.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with Fortinet and other biographical information as of March 31, 2012, are set forth below. Messrs. Ken Xie and Michael Xie are brothers. There are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Ken Xie	49	President, Chief Executive Officer and Director
Kenneth Goldman	62	Vice President and Chief Financial Officer
Michael Xie	43	Vice President of Engineering, Chief Technical Officer and Director
John Whittle	43	Vice President of Corporate Development and Strategic Alliances, General Counsel and Corporate Secretary

Ken Xie.  For a brief biography of Mr. Ken Xie, please see “Proposal One — Election of Directors —  Information Regarding the Board of Directors.”

Kenneth Goldman has served as our Vice President and Chief Financial Officer since September 2007. From November 2006 until August 2007, Mr. Goldman was the Executive Vice President and Chief Financial Officer of Dexterra, Inc., a provider of mobile enterprise software. Prior to joining Dexterra, from August 2000 through March 2006, Mr. Goldman was Senior Vice President of Finance and Administration and Chief Financial Officer of Siebel Systems, Inc., a supplier of customer software solutions and services that was acquired by Oracle Corp. in January 2006. From July 1996 to July 2000, he served as Senior Vice President of Finance and Chief Financial Officer of Excite@Home, Inc., an internet service provider. Mr. Goldman currently serves as a member of the board of directors of Infinera Corporation, a provider of digital optical networking systems, and NXP Semiconductors NV, a semiconductor company. Mr. Goldman served on the board of directors of BigBand Networks, Inc., a networking equipment company from April 2006 until November 2011 when it was acquired by ARRIS Group, Inc.; Starent Networks Corp., a provider of networking solutions, from February 2006 until December 2009 when it was acquired by Cisco Systems, Inc.; Juniper Networks, Inc., an IP network solutions company, from September 2003 until his resignation from the position in January 2008; and Leadis Technology, Inc., a fabless semiconductor company, from January 2004 until his resignation from the position in September 2008. Mr. Goldman also served as a member of the Treasury Advisory Committee on the Auditing Profession. He is also a member of the board of trustees of Cornell University. Mr. Goldman holds a B.S. in electrical engineering from Cornell University and an M.B.A. from Harvard Business School.

Michael Xie.  For a brief biography of Mr. Michael Xie, please see “Proposal One — Election of Directors — Information Regarding the Board of Directors.”

John Whittle has served as our Vice President and General Counsel since October 2006, Corporate Secretary since January 2007 and Vice President of Corporate Development and Strategic Alliances since October 2010. From March 2006 to October 2006, Mr. Whittle was Vice President and General Counsel for Ingres Corporation, an open source database company formed by a divestiture from Computer Associates. Prior to working at Ingres, from January 2000 to March 2005, Mr. Whittle was Vice President and General Counsel for Corio, Inc., an enterprise application services provider, through the acquisition of Corio by International Business Machines Corporation (“IBM”), a provider of integrated solutions that leverage information technology and business processes. Mr. Whittle worked from March 2005 to March 2006 with IBM following its acquisition of Corio. Prior to joining Corio, Mr. Whittle was an attorney at the law firm of Wilson Sonsini Goodrich & Rosati, P.C. from 1996 to 2000, representing technology companies in general corporate matters and initial and follow-on public offerings. Mr. Whittle holds a B.A. degree in history from the University of Virginia and a J.D. from Cornell University Law School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers, Messrs. Ken Xie, Kenneth Goldman, Michael Xie and John Whittle, for fiscal 2011 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

    Overview

We compete with many other technology companies in seeking to attract and retain a skilled work force. To meet this challenge, we designed our compensation programs to attract, retain and motivate our named executive officers to enhance stockholder value by:

•	offering base pay to our named executive officers that is competitive, which is, in general at least near the 50th percentile as compared with peer companies in the technology industry;
•	offering total compensation opportunities for our named executive officers that are comparable to the opportunities offered by similar companies within similar high technology industries;
•	linking named executive officer compensation to our operating and financial performance by making elements of each executive’s compensation dependent on our overall company performance, as well as the individual’s contribution to enhancing stockholder value;
•	emphasizing equity pay and long-term incentives for our named executive officers so they have incentives to contribute towards our growth and creating long-term value for our stockholders; and
•	ensuring fairness among our executive team by recognizing the contributions each executive makes to our success.

Because our compensation programs are designed to align our executives’ compensation to our operating and financial performance, you should consider our executive compensation decisions in the context of our financial and operational performance during fiscal 2011, including:

•	Total billings increased 27% compared to fiscal 2010;
•	Total revenue increased 34% compared to fiscal 2010;
•	Free cash flow increased 36% compared to fiscal 2010; and
•	GAAP net income was $62.5 million and GAAP earnings per share was $0.38.

Billings is a non-GAAP financial measure that we define as total revenue plus the change in deferred revenue. Free cash flow, an alternative non-GAAP financial measure of liquidity, is defined as net cash provided by operating activities less capital expenditures.

    Role of the Compensation Committee in Executive Compensation Decisions

The Compensation Committee of our Board of Directors has overall responsibility for approving the compensation of our named executive officers. Members of the Compensation Committee are appointed by our Board. See “Corporate Governance — Board Meetings and Committees — Compensation Committee” for more detail about the responsibilities and procedures of the Compensation Committee.

    Role of Compensation Consultant

In determining executive compensation, the Compensation Committee of our Board of Directors has considered at least annually analysis from a third party compensation consultant and reserves the right to consider analysis from more than one compensation consultant. The compensation consultants have provided market and peer company compensation data as one consideration for the Compensation Committee.

    Role of Executives in Executive Compensation Decisions

Our Compensation Committee generally seeks input from our President and Chief Executive Officer when discussing the performance of and compensation levels for named executive officers other than for himself and Mr. Michael Xie. Neither Mr. Ken Xie nor any of our other named executive officers participates in deliberations relating to their own compensation, and Messrs. Ken Xie and Michael Xie do not participate in deliberations related to each other’s compensation.

Our stockholders will have the opportunity once again at this year’s Annual Meeting to endorse our executive compensation program through the stockholder advisory vote on executive compensation (commonly known as a “say-on-pay” vote) included as Proposal Three in this Proxy Statement. Last year, over 99% of the stockholder votes cast on this proposal were voted in favor of our executive compensation proposal. Last year’s stockholder vote on executive compensation occurred in June 2011, while the Compensation Committee’s consideration of executive compensation occurred earlier in 2011, with compensation for most elements established by April 2011. As a result of both of these factors, the Compensation Committee did not set or change 2011 executive compensation directly as a result of last year’s stockholder vote. The Compensation Committee may consider input from stockholders and the outcome of our annual say-on-pay votes when making future executive compensation decisions. We encourage you to review this discussion, together with the compensation tables that follow, prior to casting your advisory vote on the “say-on-pay” proposal.

Elements of Our Compensation Program

The four key elements of our compensation package for named executive officers are base pay, equity-based awards, variable pay, and our benefits programs. As a total package, we design our compensation program to enable us to attract and retain talented personnel who can add to Fortinet’s long-term value. The individual elements of Fortinet’s compensation program are designed to satisfy this larger goal in specific ways as described below.

Base Pay.  We establish base pay that is both reasonable and competitive in relation to the surveyed market of similar companies in the technology industry as further described below. See “Executive Compensation — Determining the Amount of Elements of Executives’ Compensation — Overview.” We monitor competitive base pay levels at least annually and make adjustments to base pay as appropriate. In general, a named executive officer’s base pay level should reflect his overall sustained performance and contribution over time. We design base pay to provide the ongoing reward for each named executive officer’s work and contribution and to be competitive in attracting or retaining the executive. Any increases in base pay are provided generally on an annual basis.

Equity-Based Awards.  We design our equity programs to be both reasonable and competitive in relation to the market. Stock options are designed to reflect and reward sustained performance over time, as reflected in improved overall company value. As described in more detail below, we design equity-based compensation, including stock options and other forms of equity compensation, to help retain talent over a period of time and to provide named executive officers with a long-term reward that aligns their interests with those of our stockholders. A number of factors are considered when determining the size of stock option grants, including peer group data, named executive officer performance, retention value, the value of unvested equity awards already held by the named executive officer, and a review of the named executive officer’s overall compensation package, which takes into account our approach in base pay and variable pay. Initial option grants upon hire are generally designed to attract experienced executives with established records of success and help retain them over the long term. Subsequent grants to named executive officers are designed to help retain and incentivize named executive officers.

Variable Pay.  Rewarding performance through variable pay is an important element of named executive officer compensation. We design our variable pay programs to be both reasonable and competitive in relation to the market. We consider adjusting our variable pay programs as appropriate for our named executive officers. Our senior management incentive bonus program is designed to motivate our named executive officers to achieve goals and to align payouts with actual results. The variable pay incentives are based on a formulaic assessment of our financial performance and an assessment of each individual’s performance. The Compensation Committee has the discretion to increase or decrease a payout under the variable pay programs at any time in the event that it determines that circumstances warrant adjustment. A key factor in this process is executive peer review where our broader executive team reviews the performance of certain other executives, including certain named executive officers, on a quarterly basis, and their confidential feedback is reviewed by our Compensation Committee when considering the individual variable pay incentives. We believe the executive peer review motivates executive officers to work together in a productive fashion.

Benefits Programs.  We provide our named executive officers the following benefits: employee retirement, health and welfare benefits, such as our 401(k) retirement plan, group health insurance plans, and life, disability and accidental death insurance plans. Our named executive officers generally receive the same benefits as those provided to our other U.S. employees and do not receive additional perquisites. Our employee benefits programs are typically established and adjusted by our human resources department with approval, as necessary, from senior management.

Determining the Amount of Elements of Executives’ Compensation in 2011

Overview.  In analyzing elements of our compensation program in 2011, management and the Compensation Committee engaged Radford to provide an assessment of the compensation we offer to our named executive officers. Fortinet also engaged Radford for the limited purpose of gaining access to the compensation data that Radford compiles for use in setting compensation for employees other than named executive officers. Additionally, we subsequently engaged Compensia to perform a more limited assessment of our named executive officer compensation program with particular focus on the variable pay component and option refresh grants that the Compensation Committee subsequently approved in July 2011. With respect to Radford’s engagement in 2011, Radford considered the compensation practices of the technology companies listed below, each of which had annual revenues ranging from approximately $103 million to $1 billion, market capitalization generally ranging from $315 million to $11.5 billion, and between 307 and 2,328 employees.

Aruba Networks, Inc.	NetGear Inc.
Blue Coat Systems, Inc.	NetScout Systems, Inc.
Ciena Corporation	NetSuite Inc.
CommVault Systems, Inc.	Riverbed Technology, Inc.
Emdeon Inc.	ShoreTel, Inc.
Extreme Networks, Inc.	Sourcefire, Inc.
F5 Networks, Inc.	VeriSign, Inc.
Infinera Corporation	Websense, Inc.

Base Pay.  As part of our annual performance review process and review of named executive officers’ compensation, early each year the Compensation Committee, with input from Mr. Ken Xie for Messrs. Goldman and Whittle, assesses the performance levels of the named executive officers, based on factors such as company performance, department performance and individual performance. Largely as a result of this assessment and taking into account reasonable annual increases in base pay, the Compensation Committee considers whether to increase the base pay of the named executive officers and, if so, by how much.

The Compensation Committee makes decisions regarding base pay by taking into consideration the named executive officer’s expertise, position, past contributions to Fortinet and potential future contributions to Fortinet. Taking into consideration performance and reasonable merit increases, in January 2011, the Compensation Committee raised the annual base pay of Mr. Ken Xie by 3% to $338,746, Mr. Goldman by 3% to $327,818, Mr. Michael Xie by 3% to $300,500, and Mr. Whittle by 3% to $272,538. After these increases, the base pay of our named executive officers remained near but above Radford’s 50th percentile of market data, with the exception of Mr. Ken Xie whose base pay remains well below the 50th percentile of Radford market data.

Equity-Based Awards.  In allocating stock options to our named executive officers in 2011, the Compensation Committee exercised its judgment and considered, among other things, the role and contribution of the named executive officer and the value of unvested stock options already held by the executive.

In January 2011, the Compensation Committee approved a refresh stock option to purchase 100,000 shares of common stock for Mr. Ken Xie, an option to purchase 100,000 shares of common stock for Mr. Goldman, an option to purchase 100,000 shares of common stock for Mr. Michael Xie, and an option to purchase 60,000 shares of common stock for Mr. Whittle (share amounts have been adjusted to reflect the two-for-one stock split of our outstanding shares of common stock effective June 1, 2011). Each of these stock options has an exercise price of $20.235 per share (as adjusted for our June 2011 stock split), set in accordance with Fortinet’s Equity Award Grant Policy discussed in “Executive Compensation — Timing of Equity Awards” below, and vests over four years. In July 2011, the Compensation Committee approved, as part of a broader mid-year, stock option refresh grant program for certain employees of the Company, a refresh stock option to purchase 50,000 shares of common stock for Mr. Ken Xie, an option to purchase 50,000 shares of common stock for Mr. Goldman, an option to purchase 50,000 shares of common stock for Mr. Michael Xie, and an option to purchase 25,000 shares of common stock for Mr. Whittle. Each of these stock options has an exercise price of $20.13 per share, set in accordance with Fortinet’s Equity Award Grant Policy, and vests over four years.

Variable Pay.  Our 2011 compensation framework of variable pay for our executives was based on a 50th percentile target against the Radford peer group discussed above and survey data. Taking into consideration the Radford data on variable pay and further analysis performed by Compensia, the Compensation Committee decided to increase our named executive officer’s variable pay targets from 30% of base pay to 60% of base pay for Messrs. Ken Xie and Goldman and 45% of base pay for Messrs. Michael Xie and Whittle. In addition, for 2011, Mr. Whittle was entitled to an additional 10% bonus for his strategic alliances and corporate development responsibilities.

We determine the executive’s actual level of variable compensation in accordance with the terms of the variable pay programs. In developing the framework, we seek to set total cash compensation (base salary plus variable pay) to meet our goal of ensuring that our cash compensation levels are competitive and to enable us to retain and incentivize our named executive officers.

Our variable pay programs for named executive officers fall under the Fortinet, Inc. Bonus Plan (the “Bonus Program”), with the Compensation Committee establishing, each year, a more detailed incentive bonus program within the parameters described in our overall Bonus Program. In 2011, the Compensation Committee based the Bonus Program funding on achievement of revenue and operating profit or loss targets. Revenue-based targets determine 75% of the funding of the Bonus Program and operating profit or loss objectives determine 25% of the funding of the Bonus Program. We weight the Bonus Program more heavily toward achieving revenue over operating profit targets because we believe that, at this stage, a focus on growing revenues will help drive our long-term success and result in greater opportunity for profit in the future and enhance stockholder value. We believe it is important for our executives to monitor expenses as well, so we also base a portion of the Bonus Program funding on operating profit or loss targets. For the operating profit or loss objectives, 100% of those objectives must be met to fund that portion of the Bonus Program, and there is no additional funding for performance in excess of the operating profit or loss target. Revenue goals must be achieved by more than 85% of the target amount for any funding of that portion of the Bonus Program. The bonus pool is funded on a graduated basis, with funding of 8% for every additional 1% of performance over 85% up to 90% and 6% funding for every additional 1% of performance from 90% to 100%. For instance, at 85% achievement of the revenue bonus target, the revenue portion of the Bonus Program would be funded at 0%, at 90% achievement of the revenue bonus target, the revenue portion of the Bonus Program would be funded at 40%, at 95% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 70%, and at 100% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 100%. For every 1% achievement in excess of 100% of the target, the revenue portion of the Bonus Program would increase funding by 0.8% up to a maximum 140% of bonus funding for 150% achievement of the revenue target. Awards and performance are subject to quarterly performance targets, and bonuses can be funded on a quarterly basis upon successful or outstanding performance in a given quarter based on satisfaction of target objectives. However, for 2011, quarterly funding of awards in our first, second and third fiscal quarters was capped at 100% and are not eligible for increased funding based on achievements in excess of 100% of target.

Individual target bonuses under the Bonus Program are expressed as a percentage of the named executive officer’s base salary for 100% goal achievement. Our chief executive officer makes bonus recommendations to the Compensation Committee, taking into consideration company achievement versus the financial targets discussed above and peer review data, for Messrs. Goldman and Whittle, and the Compensation Committee in turn gives final approval after discussing the recommendations. The Compensation Committee approves bonuses for Messrs. Ken Xie and Michael Xie based upon the same criteria under the Bonus Program. From January 1, 2011 to April 1, 2011, the Compensation Committee approved pre-established bonus targets of up to 30% of base salary for each of the named executive officers for 100% goal achievement, and, taking into consideration compensation consultant data on variable pay, from April 1, 2011 for the rest of the year, the Compensation Committee increased the pre-established bonus targets to 60% of base salary for Messrs. Ken Xie and Ken Goldman and 45% of base salary for Messrs. Michael Xie and Whittle. In addition, for 2011, Mr. Whittle was eligible for up to an additional 10% bonus for his strategic alliances and corporate development responsibilities. See “Executive Compensation — 2011 Summary Compensation Table” below.

The Bonus Program is an internal incentive program based on internal revenue and operating income performance targets set at the beginning of the year. The targets were set at levels determined to be challenging and requiring substantial effort on the part of senior management. For 2011, we exceeded our operating income target in the first and third quarters and were 99% of the full year target, and we achieved between 99% and 105% of our quarterly and annual revenue targets. We paid bonuses to our senior management for 2011 based on achievement of these corporate goals and the peer reviews as discussed above, and for Mr. Whittle, we took into consideration his responsibilities with respect to corporate development and strategic alliances. The charts below set forth our internal revenue and operating income performance targets compared to the revenue and operating income actually achieved, and indicates the percentages of target revenue actually achieved.

Note:	Bonus calculations are based on unaudited/preliminary revenue and operating income results. The revenue results used to calculate these bonuses were derived based on GAAP revenue calculated using the revenue recognitions rules in place prior to the Company implementing the new revenue recognition rules on January 1, 2011 pursuant to adoption of ASC 985-605 and ASC 605-25. The operating income results are also based on revenue derived from the revenue recognitions rules in place prior to the Company implementation of the new revenue recognitions rules on January 1, 2011, and are considered a non-GAAP financial measure, derived based on GAAP operating income excluding stock-based compensation.

Benefits Programs.  Our named executive officers receive the same employee benefits as our other U.S.-based employees. We design our employee benefits programs to be both cost-effective and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our benefits programs as needed based upon regular monitoring of applicable laws and practices and the overall market.

    Severance and Change of Control Agreements

In August 2009, we entered into severance agreements with Messrs. Ken Xie, Goldman, Michael Xie and Whittle. These arrangements provide for payments and benefits upon termination of their employment in specified circumstances, including following a change of control. These arrangements (including potential payments and terms) are discussed in more detail in the “Executive Compensation — Potential Payments Upon Termination or Change of Control” section below. We believe that these severance agreements help us from a retention standpoint, and they are particularly necessary in an industry, such as ours, where there has been market consolidation. We believe that entering into these agreements helps the named executive officers maintain continued focus and dedication to their assigned duties to maximize stockholder value. The terms of these agreements were determined after review by the Compensation Committee of our retention goals for each named executive officer, as well as analysis of market data, similar agreements established by our peer group, and applicable law.

    Timing of Equity Awards

In 2011, the Compensation Committee granted refresh stock options to current executives and other employees twice during the year, in January and July. The Board of Directors and Compensation Committee reserve the right, however, to grant refresh stock options or other equity awards at other times during the year, to grant more or fewer than two refresh grants per year, and to make grants of forms of equity compensation other than stock options, such as restricted stock units. With respect to newly hired employees, our practice is typically to make stock grants at the first quarterly meeting of the Compensation Committee following such employee’s hire date. In January 2010, the Board adopted a new Equity Award Grant Policy, pursuant to which equity awards approved under this policy are granted effective as of the date that is the tenth trading day on the NASDAQ Global Market following the date of our next quarterly earnings announcement following the Compensation Committee or Board meeting when such options were approved, with the exercise price for such stock options determined on the same subsequent date.

    Performance-Based Compensation and Financial Restatement

We have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement.

    Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. In this regard, we may begin using restricted stock and/or restricted stock units as additional forms of equity compensation incentives in response to changes in the accounting treatment of equity awards and taking into consideration potential impact on dilution. While we consider the applicable accounting and tax treatment, these factors alone are not determinative, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code imposes limits on the amount of compensation that a public company may deduct in any one year for the compensation of the chief executive officer and other highly compensated executive officers, unless specific and detailed criteria are satisfied. Performance-based compensation (including stock options), as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we may choose to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in designing a comprehensive plan for our executives that promotes our corporate goals and therefore our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Compensation Committee Report

The Compensation Committee oversees Fortinet’s compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors

Pehong Chen (Chair)
John Walecka
Christopher B. Paisley

2011 Summary Compensation Table

The following table presents information concerning the compensation of the named executive officers for the fiscal years ended December 31, 2011, December 31, 2010, and December 31, 2009.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Ken Xie President and Chief Executive Officer	2011	338,746	1,134,295	151,994	1,625,036
	2010	328,879	313,985	98,614	741,478
	2009	319,300	266,010	79,506	664,816
Kenneth Goldman Vice President and Chief Financial Officer	2011	321,514	1,134,295	145,062	1,600,871
	2010	318,270	313,985	96,499	728,754
	2009	309,000	266,010	79,750	654,760
Michael Xie Vice President, Engineering and Chief Technical Officer	2011	300,500	1,134,295	104,881	1,539,676
	2010	291,748	156,993	87,479	536,220
	2009	283,250	266,010	67,869	617,129
John Whittle Vice President of Corporate Development and Strategic Alliances, General Counsel and Corporate Secretary	2011	271,490	640,251	124,600	1,036,341
	2010	264,600	156,993	104,938	526,531
	2009	252,000	186,207	79,000	517,207

(1)	These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officer. The amounts in this column represent the aggregate grant date fair value in fiscal years 2011, 2010 and 2009, computed in accordance with FASB ASC Topic 718 (Compensation — Stock Compensation). The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012.
(2)	See “Executive Compensation — Grants of Plan-Based Awards in 2011” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” for the amounts named executive officers were eligible to earn in fiscal 2011. See also “Executive Compensation — Determining the Amount of Elements of Executives’ Compensation — Variable Pay” for a discussion of how the Bonus Program works in operation.

Grants of Plan-Based Awards in 2011

The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2011 under any plan and the threshold, target and maximum target cash bonus amounts for named executive officers for fiscal 2011 under Fortinet’s cash bonus program.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Ken Xie	2/8/2011	—	—	—	100,000	20.235	731,030
	8/2/2011	—	—	—	50,000	20.13	403,265
	—	57,756	186,310	216,797	—	—	—
Kenneth Goldman	2/8/2011	—	—	—	100,000	20.235	731,030
	8/2/2011	—	—	—	50,000	20.13	403,265
	—	55,893	180,300	209,804	—	—	—
Michael Xie	2/8/2011	—	—	—	100,000	20.235	731,030
	8/2/2011	—	—	—	50,000	20.13	403,265
	—	39,591	127,713	147,996	—	—	—
John Whittle	2/8/2011	—	—	—	60,000	20.235	438,618
	8/2/2011	—	—	—	25,000	20.13	201,633
	—	35,907	115,829	134,225	—	—	—

(1)	Reflects threshold, target and maximum target bonus amounts for fiscal 2011 performance under the Bonus Program, as described in “Executive Compensation — Determining the Amount of Elements of Executives’ Compensation — Variable Pay.” These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officer.
(2)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent an aggregate grant date fair value of stock-related awards computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table presents information concerning unexercised options for each named executive officer outstanding as of the end of fiscal 2011.

		Option Awards
	Grant Date(1)	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date
Name		Exercisable		Unexercisable
Ken Xie	2/7/2008	150,000	(2)	—	3.735	2/07/2015
	7/31/2008	256,250		43,750	3.735	7/31/2015
	1/28/2009	145,832		54,168	3.735	1/28/2016
	2/10/2010	45,832		54,168	8.43	2/10/2017
	2/08/2011	—		100,000	20.235	2/08/2018
	8/02/2011	—		50,000	20.13	8/02/2018
Kenneth Goldman	9/20/2007	100,000	(2)	—	3.72	9/20/2017
	1/28/2009	1,832	(3)	54,168	3.735	1/28/2016
	2/10/2010	7,832		54,168	8.43	2/10/2017
	2/08/2011	—		100,000	20.235	2/08/2018
	8/02/2011	—		50,000	20.13	8/02/2018
Michael Xie	2/7/2008	50,000	(2)	—	3.735	2/07/2015
	7/31/2008	213,540		36,460	3.735	7/31/2015
	1/28/2009	145,832		54,168	3.735	1/28/2016
	2/10/2010	22,916		27,084	8.43	2/10/2017
	2/08/2011	—		100,000	20.235	2/08/2018
	8/02/2011	—		50,000	20.13	8/02/2018
John Whittle	4/23/2008	2,096		8,334	3.735	4/23/2015
	1/28/2009	2,922		37,918	3.735	1/28/2016
	2/10/2010	—		27,084	8.43	2/10/2017
	2/08/2011	—		60,000	20.235	2/08/2018
	8/02/2011	—		25,000	20.13	8/02/2018

(1)	Reflects options granted under the 2009 Equity Incentive Plan, 2008 Stock Plan or Amended and Restated 2000 Stock Plan, as applicable. Unless otherwise indicated below, all options granted to named executive officers vest over a four-year period, at a rate of 1/4th upon the first anniversary of the date of grant and then at a rate of 1/48th per month thereafter.
(2)	The option is fully vested and immediately exercisable.
(3)	The option is held directly by G.V. Partners, L.P. for which Mr. Goldman serves as the managing member.

2011 Option Exercises

The following table presents information concerning each exercise of stock options during fiscal 2011 for each of the named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Ken Xie	—	—
Kenneth Goldman	334,520	5,714,128
Michael Xie	160,000	2,893,250
John Whittle	111,646	1,774,759

(1)	Reflects the difference between the fair market value of Fortinet common stock at the time of exercise on the exercise date and the exercise price of the option.

Potential Payments Upon Termination or Change of Control

    Termination or Change of Control Arrangements

Ken Xie.  We have entered into a Change of Control Severance Agreement, dated August 7, 2009, with Ken Xie, our President and Chief Executive Officer under which he may receive certain benefits upon certain terminations of employment, provided that he has provided us with an executed release of claims and subject to non-solicitation and non-competition for a period of twelve months. This agreement provides that, if Mr. Ken Xie’s employment is terminated without Cause (as defined below), or if he terminates his employment with us for Good Reason (as defined below), prior to a Change of Control (as defined below) or after twelve months following a Change of Control, he will be entitled to a severance payment in an amount equal to twelve months of his then-current base salary and twelve months of medical, dental, and/or vision benefits for him and/or his eligible dependents. If Mr. Ken Xie is terminated without Cause, or if he terminates his employment with us for Good Reason, within one year following a Change of Control, in addition to receiving twelve months of base salary (as in effect immediately prior to the Change of Control or his termination, whichever is greater) and twelve months of medical, dental, and/or vision benefits for him and/or his eligible dependents, Mr. Ken Xie’s unvested equity awards will immediately vest and become exercisable in full, and our right of repurchase or reacquisition with respect to such awards will lapse. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award. In the event any payment to Mr. Xie is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G of the Internal Revenue Code), he will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

Michael Xie and Kenneth Goldman.  We have entered into Change of Control Severance Agreements, with each of Michael Xie, our Chief Technical Officer, dated August 7, 2009, and Kenneth Goldman, our Chief Financial Officer, dated August 7, 2009, under which each may receive certain benefits upon certain terminations of employment, provided that each has provided us with an executed release of claims and subject to non-solicitation and non-competition for a period of twelve months. These agreements provide that, if the executive’s employment is terminated without Cause, or if the executive terminates his employment with us for Good Reason, prior to a Change of Control or after twelve months following a Change of Control, the executive will be entitled to a severance payment and/or benefits as determined by us in our sole discretion. If the executive is terminated without Cause, or if the executive terminates his employment with us for Good Reason, within one year following a Change of Control, the executive will receive a severance payment equal to six months of his base salary (as in effect immediately prior to the Change of Control or his termination, whichever is greater), twelve months of medical, dental, and/or vision benefits for him and/or his eligible dependents, and the unvested portion of his equity awards will immediately vest and become exercisable in full and our right of repurchase or reacquisition with respect to such awards will lapse. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award. In the event any payment to the executive is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G of the Internal Revenue Code), the executive will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

John Whittle.  We have entered into a Change of Control Severance Agreement, dated August 7, 2009 with John Whittle, our General Counsel, under which he may receive certain benefits upon certain terminations of employment, provided that he has provided us with an executed release of claims and subject to non-solicitation and non-competition for a period of twelve months. This agreement provides that, if Mr. Whittle’s employment is terminated without Cause, or if he terminates his employment with us for Good Reason, he will be entitled to a severance payment equal to twelve months of base salary (as in effect immediately prior to the Change of Control or his termination, whichever is greater), twelve months of medical, dental and/or vision benefits for him and/or his eligible dependents and his unvested equity awards will immediately vest as to the awards that would have vested over the next twelve months and such accelerated awards become exercisable in full, and our right of repurchase or reacquisition with respect to such awards will lapse. If Mr. Whittle is terminated without Cause, or if he terminates his employment with us for Good Reason, within one year following a Change of Control, then in addition to receiving twelve months base salary, all of his unvested equity awards will fully vest and such accelerated awards become exercisable in full, and our right of repurchase or reacquisition with respect to such awards will lapse. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award. In the event any payment to Mr. Whittle is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G of the Internal Revenue Code), he will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

For the purpose of our Change of Control Severance Agreements with the above-mentioned executives, “Change of Control” means:

(a)	the acquisition by one person, or more than one person acting as a group (for these purposes, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with us — “Person”) that is or becomes the owner, directly or indirectly, of our securities representing fifty percent or more of the total voting power represented by our then outstanding securities (the “Voting Securities”); provided, however, that for the purposes of this subsection (i), the acquisition of additional securities by any one Person, who is considered to own more than fifty percent of the total voting power of our securities shall not be considered a Change of Control;
(b)	a change in the composition of the Board occurring within a twelve month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” will mean directors who either (i) are our directors as of the effective date of the Change of Control Severance Agreement or (ii) are elected, or nominated for election, to the Board with the affirmative votes of a least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of our directors);
(c)	the date of the consummation of a merger or consolidation between us and any other corporation that has been approved by our stockholders, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty percent or more of the total voting power represented by our voting securities or such surviving entity outstanding immediately after such merger or consolidation, or our stockholders approve a plan of our complete liquidation; or
(d)	a change in the ownership of a substantial portion of our assets which occurs on the date that any person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value equal to or more than fifty percent of the total fair market value of all of our assets immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (d), the following shall not constitute a change in the ownership of a substantial portion of our assets: (i) a transfer to an entity that is controlled by our shareholders immediately after the transfer; or (ii) a transfer of assets by us to: (A) a shareholder of ours (immediately before the asset transfer) in exchange for or with respect to our securities; (B) an entity, fifty percent or more of the total value or voting power of which is owned, directly or indirectly, by us; (C) a person, that owns, directly or indirectly, fifty percent or more of the total value or voting power of all our outstanding stock; or (D) an entity, at least fifty percent of the total value or voting power of which is owned, directly or indirectly, by a person described in subsection (C). For purposes of this clause (ii), gross fair market value means the value of our assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, a transaction of ours that does not constitute a change of control event under Treasury Regulation 1.409A-3(i)(5)(v) or (vii) shall not be considered a Change of Control.

For the purposes of our change of control agreements with the above-mentioned executives, “Cause” means:

(a)	an act of dishonesty made by the executive in connection with the executive’s responsibilities as an employee and materially and adversely affects us;
(b)	the executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude;
(c)	the executive’s gross misconduct that materially and adversely affects our reputation or business; or
(d)	the executive’s continued intentional refusal to perform employment duties in a material fashion that materially and adversely affects our reputation or business, after the executive has received a written demand of performance from us which specifically sets forth the factual basis for our belief that the executive has not substantially performed his duties and the executive continues to refuse to cure such non-performance within thirty days after receiving such notice.

For the purpose of our change of control agreements with the above mentioned executives, “Good Reason” means the occurrence of one of more of the following events without the executive’s express written consent:

(a)	the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a material diminution in the executive’s position or responsibilities with us in effect immediately prior to such assignment, or the removal of the executive from such position and responsibilities; provided, however, it being understood that a new position with a larger combined company does not alone constitute “Good Reason” if it is in the same area of operations and involves substantially the same duties and scope of responsibilities and management responsibility notwithstanding that the executive may not retain as senior of a title within the larger combined company as the executive’s prior title;
(b)	a material reduction by us in the base salary of the executive; provided that, it being understood that a reduction by us by five percent or more in the base salary or bonus opportunity of the executive as in effect immediately prior to such reduction shall be deemed Good Reason;
(c)	a material change in the geographic location of the executive, provided that a change in geographic location to a facility or a location less than twenty-five miles from the executive’s then-present location shall not be considered a material change in geographic location;
(d)	any material breach by us of any material provision of the Change of Control Severance Agreement; or
(e)	our failure to obtain the assumption of the Change of Control Severance Agreement by any successor (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to substantially all of our business and/or assets.

The executive may not resign for Good Reason without first providing us with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety days of the initial existence of the ground for “Good Reason” and a reasonable cure period of not less than thirty days following the date of such notice.

    Estimated Payments Upon Termination or Change in Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2011 (December 30, 2011), and the price per share of Fortinet’s common stock is the closing price on the NASDAQ Global Market as of that date ($21.81). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Qualifying Termination Not Within One Year after a Change of Control(1)		Qualifying Termination Within One Year after a Change of Control(1)
Name	Salary ($)(2)	Acceleration of Equity Vesting ($)(3)	Salary ($)(2)	Acceleration of Equity Vesting ($)(3)
Ken Xie(4)	338,746	—	338,746	2,736,136
Michael Xie(5)	—	—	150,250	2,241,985
Kenneth Goldman(5)	—	—	163,909	1,945,354
John Whittle(5)	272,538	1,007,821	272,538	1,334,889

(1)	A “Qualifying Termination” under the severance agreement is an involuntary termination without “Cause” or a voluntary resignation for “Good Reason,” as defined below.
(2)	The severance amount related to base salary was determined based on base salaries in effect on December 30, 2011, the last business day of fiscal 2011.
(3)	For individuals with partial equity award acceleration, the value is calculated by multiplying (a) the number of shares that would have vested over 12 months following December 30, 2011 by (b) the difference between $21.81 (the per share closing stock price on December 30, 2011) and the exercise price. For individuals with full equity award acceleration, the value is calculated by multiplying (c) the number of unvested shares by (d) the difference between $21.81 and the exercise price.
(4)	If severance is payable, the named executive officer is also eligible to receive reimbursement for insurance premium expenses incurred for group health insurance continuation coverage under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA) for a period of up to 12 months for his Qualifying Termination prior to or after a Change of Control. The value as of December 30, 2011 for 12 months of COBRA continuation coverage was $24,014.
(5)	If severance is payable, the named executive officer is also eligible to receive reimbursement for insurance premium expenses incurred for group health insurance continuation coverage under COBRA for a period of up to 12 months after his Qualifying Termination within one year after a Change of Control. The value as of December 30, 2011 for 12 months of COBRA continuation coverage was $24,014.

Compensation of Directors

    Compensation for Fiscal 2011

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2011 Board service. Messrs. Ken Xie and Michael Xie, who are employees of Fortinet, do not receive additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
Pehong Chen	22,000	120,980	142,980
Hong Liang Lu	25,000	120,980	145,980
Greg Myers	32,391	120,980	153,371
Christopher B. Paisley	27,609	120,980	148,589
John Walecka	20,000	120,980	140,980

(1)	Reflects fees earned or paid in cash for services rendered in the last fiscal year.
(2)	Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown represent an aggregate grant date fair value of stock-related awards in each fiscal year computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012.

(3)	As of December 31, 2011, the aggregate number of shares underlying options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Options Outstanding
Pehong Chen	55,000
Hong Liang Lu	114,000
Greg Myers	143,000
Christopher B. Paisley	217,000
John Walecka	57,000

    Standard Director Compensation Arrangements

In fiscal 2011, the compensation policy applicable to our Board of Directors provides that each such non-employee director will be entitled to receive the following compensation for Board services:

•	an annual cash retainer for serving on the Board of $12,000, paid quarterly;
•	an annual cash retainer for serving in a non-chair position on the Audit Committee of $8,000, on the Compensation Committee of $5,000, and on the Nominating and Corporate Governance committee of $3,000;
•	an annual cash retainer for serving as the chair of the Audit Committee of $20,000, for serving as the chair of the Compensation Committee of $10,000 and for serving as the chair of the Nominating and Corporate Governance committee of $5,000;
•	upon appointment to the Board, an automatic initial grant of a stock option to purchase 40,000 shares of our common stock vesting over a 4-year period; and
•	after completion of each full year of service, an additional annual grant of a stock option to purchase 15,000 shares of our common stock vesting over a 4-year period.

In April 2012, our Board of Directors amended the annual cash retainer policy and equity award grant policy applicable to non-employee directors to provide that, effective April 1, 2012, each such non-employee director will be entitled to receive the following compensation for Board services:

•	an annual cash retainer for serving on the Board of $30,000, paid quarterly, in addition to the annual cash retainer for service on the committees of the Board as discussed above, which remains unchanged;
•	upon initial appointment or election to the Board, an automatic initial grant of 20,000 restricted stock units vesting over a 4-year period; and
•	after completion of each full year of service, an additional annual grant of 5,000 restricted stock units vesting over a 4-year period.

    Termination or Change of Control Arrangements

We have entered into change of control agreements with each of the non-employee directors. These agreements provide that upon a Change of Control, 100% of the unvested equity awards held by such directors will immediately vest and become exercisable and to the extent applicable, our right of repurchase or reacquisition with respect to such awards will lapse.

“Change of Control” in our change of control agreements with our non-employee directors has the same meaning as used in our Change of Control Severance Agreements with the named executive officers. See “Potential Payments Upon Termination or Change of Control — Termination or Change of Control Arrangements.”

    Other Arrangements

Non-employee directors also have their travel, lodging and related expenses associated with attending Board or Committee meetings and for participating in Board-related activities paid or reimbursed by Fortinet.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under Fortinet’s equity compensation plans as of December 31, 2011.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price per share of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#)
Equity compensation plans approved by security holders(1)	21,390,144 (2)	$9.1438	25,399,515 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	21,390,144	$9.1438	25,399,515

(1)	Includes the following plans: 2009 Equity Incentive Plan, 2008 Stock Plan, Amended and Restated 2000 Stock Plan and 2011 Employee Stock Purchase Plan.
(2)	Excludes purchase rights accruing under the 2011 Employee Stock Purchase Plan.
(3)	Includes 17,399,515 shares of common stock available for issuance under the 2009 Equity Incentive Plan and 8,000,000 shares are available for issuance under the 2011 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

Review of Related Person Transactions

In accordance with the charter for the Audit Committee of the Board of Directors, our Audit Committee is responsible for reviewing and approving any related person transaction. Prior to the creation of our Audit Committee, our full Board of Directors reviewed related person transactions.

All of the transactions set forth above were approved or ratified by our Board of Directors or Audit Committee. We believe that we have executed all of the transactions set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties. We intend to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by our Audit Committee on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The individuals and entities that are considered “related persons” include:

•	Directors, nominees for director and executive officers of Fortinet;
•	Any person known to be the beneficial owner of five percent or more of Fortinet’s common stock (a “5% Stockholder”); and
•	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Exchange Act, Fortinet’s directors, executive officers and any persons holding more than 10% of the Fortinet’s common stock are required to report initial ownership of the Fortinet common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and Fortinet is required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely on a review of the reports furnished to Fortinet, or written representations from reporting persons that all reportable transaction were reported, Fortinet believes that during the fiscal year ended December 31, 2011, Fortinet’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a) except that Messrs. Ken Xie, Goldman, Michael Xie and Whittle each filed a late Form 4 reporting one transaction in February 2011.

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Fortinet’s common stock, as of March 31, 2012, for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% of the outstanding shares of our common stock;
•	each of our non-employee directors and nominees;
•	each of our executive officers named in the Summary Compensation Table of this proxy statement; and
•	all directors and current executive officers of Fortinet as a group.

5% Stockholders, Directors, Director Nominees and Officers(1)	Shares Beneficially Owned (#)(2)	Percentage Beneficially Owned (%)(2)
5% Stockholders:
FMR LLC(3)	11,207,302	7.1
Non-Employee Directors and Nominees:
Hong Liang Lu(4)	82,812	*
Greg Myers(4)	95,812	*
Christopher B. Paisley(4)	175,312	*
John Walecka(5)	255,870	*
Pehong Chen(4)	15,812	*
Chenming Hu	—	—
Named Executive Officers:
Ken Xie(6)	13,999,064	8.9
Kenneth Goldman(7)	84,164	*
Michael Xie(8)	14,341,412	9.1
John Whittle(4)	33,774	*
All directors and current executive officers as a group (9 persons)(9)	28,483,032	17.9

*	Represents less than 1% of the total.
(1)	Unless otherwise indicated in the table, the address for each listed person is c/o Fortinet, Inc., 1090 Kifer Road, Sunnyvale, California 94086.
(2)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 31, 2012, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 157,081,218 shares of common stock outstanding on March 31, 2012.
(3)	Based solely on information reported by FMR LLC (“FMR”) on Schedule 13G/A filed with the SEC on February 14, 2012, FMR has sole voting power over 626,315 shares. FMR is a parent holding company and has sole dispositive power over all reported shares beneficially owned through multiple entities to which it is a direct or indirect parent. Edward C. Johnson 3rd, as chairman of FMR, has sole dispositive power with respect to all reported shares. The address of FMR and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.
(4)	All shares are issuable upon exercise of options exercisable within 60 days of March 31, 2012.

(5)	Includes (i) 182,854 shares held of record by the Walecka 1992 Living Trust udt dated December 31, 1992 for which Mr. Walecka serves as trustee; (ii) 55,204 shares held of record by Walecka Enterprises I, L.P. (“Walecka LP”); and (iii) 17,812 shares issuable upon exercise of options exercisable within 60 days of March 31, 2012. Mr. Walecka is the General Manager of Walecka Capital LLC which serves as the general partner of Walecka LP.
(6)	Includes (i) 12,712,650 shares held of record by Mr. Ken Xie; (ii) 601,000 shares held of record by The Xie Foundation, a non-profit entity for which Mr. Ken Xie serves as co-president and a director; and (iii) 685,414 shares issuable upon exercise of options exercisable within 60 days of March 31, 2012. Mr. Ken Xie has no pecuniary interest in and disclaims beneficial ownership of the shares held by The Xie Foundation.
(7)	All shares are issuable upon exercise of options exercisable within 60 days of March 31, 2012 and include 10,666 shares held directly by G.V. Partners, L.P. for which Mr. Goldman serves as the managing member.
(8)	Includes (i) 7,230,000 shares held of record by Mr. Michael Xie; (ii) 2,341,055 shares held of record by the Michael Xie Grantor Retained Annuity Trust dated February 9, 2011 for which Mr. Michael Xie serves as a trustee; (iii) 2,341,055 shares held of record by the Danke Wu Grantor Retained Annuity Trust dated February 9, 2011 for which Mr. Michael Xie serves as a trustee; (iv) 1,317,890 shares held of record by the 2010 K.A. Family Trust dated May 3, 2010 for which the Reporting Person serves as a trustee; (v) 601,000 shares held of record by The Xie Foundation, a non-profit entity for which Mr. Michael Xie serves as co-president and a director; and (v) 510,412 shares issuable upon exercise of options exercisable within 60 days of March 31, 2012. Mr. Michael Xie has no pecuniary interest in and disclaims beneficial ownership of the shares held by The Xie Foundation.
(9)	Includes (i) 26,781,708 shares held of record by the current directors and executive officers; and (ii) 1,701,324 shares issuable upon exercise of options exercisable within 60 days of March 31, 2012.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the integrity of Fortinet’s financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements and the qualifications, independence and performance of our independent registered public accounting firm.

The management of Fortinet is responsible for establishing and maintaining internal controls and for preparing Fortinet’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with Fortinet management and with Deloitte & Touche LLP, Fortinet’s independent registered public accounting firm;
•	Discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•	Received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Fortinet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the United States Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Christopher B. Paisley (Chairman)
Greg Myers
Hong Liang Lu

OTHER MATTERS

Fortinet knows of no other matters to be submitted at the 2012 Annual Meeting. If any other matters properly come before the 2012 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2012 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as instructed in the Notice, via the Internet or by telephone as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Sunnyvale, California
April 27, 2012

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on June 13, 2012.

FORTINET®

INTERNET
http://www.proxyvoting.com/ftnt
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Please have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

20754 Fulfillment 20756

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

Please mark your votes as indicated in this example ☒

1. ELECTION OF THREE CLASS III DIRECTORS

Nominees:	FOR	WITHHOLD
1.1 Chenming Hu	☐	☐
1.2 Hong Liang Lu	☐	☐
1.3 Ken Xie	☐	☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Deloitte & Touche LLP as Fortinet's independent registered accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors Recommends a Vote "For" each of the Nominees listed in Proposal 1 and "For" Proposals 2 and 3.

Mark here if you plan to attend the meeting. ☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date ____________

You can now access your Fortinet, Inc. account online.

Access your Fortinet, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Fortinet, Inc., now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-866-276-4119

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the 2012 Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: **http://www.proxyvoting.com/ftnt**

▼ FOLD AND DETACH HERE ▼

PROXY

FORTINET, INC.

Annual Meeting of Stockholders to be Held on June 14, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FORTINET, INC.

The undersigned hereby appoints Ken Xie and Kenneth Goldman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Fortinet, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Fortinet, Inc. to be held June 14, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

20754

Fulfillment
20756